Exhibit 99.1

KNIGHT TRADING GROUP ANNOUNCES GAAP EARNINGS FROM CONTINUING OPERATIONS OF $0.20 PER DILUTED SHARE FOR FOURTH QUARTER 2004

Fourth quarter 2004 earnings from continuing operations in Knight’s two business segments driven by higher returns from Asset Management, complemented by a return to profitability in Equity Markets amidst higher fourth quarter trading volume

Including discontinued operations, GAAP earnings were $0.94 per diluted share for fourth quarter 2004, with $0.70 per diluted share related to the sale of the Derivative Markets business to Citigroup and $0.04 per diluted share related to the segment’s earnings from operations

For year-over-year comparison, Knight reported GAAP earnings from continuing operations of $0.22 per diluted share for fourth quarter 2003, in addition to a loss of $0.14 per diluted share from discontinued operations

JERSEY CITY, New Jersey (January 20, 2005) – Knight Trading Group, Inc. (Nasdaq: NITE) today reported GAAP earnings of $108.5 million, or $0.94 per diluted share, which includes earnings from discontinued operations of $86.0 million, or $0.74 per diluted share, for the fourth quarter of 2004. The company had GAAP net income from continuing operations of $22.6 million, or $0.20 per diluted share, for the fourth quarter of 2004.

“Continuing operations” includes the company’s Equity Markets and Asset Management business segments, and “discontinued operations” includes the former Derivative Markets business segment. In accordance with generally accepted accounting principles, the results of this business segment as well as the gain on the sale of this business segment have been included within discontinued operations for all periods presented.

As previously announced on December 10, 2004, the company completed the sale of its Derivative Markets business to Citigroup for approximately $237 million in cash as of the close of business on December 9, 2004. The final purchase price is subject to adjustment based on the final determination of the book value of the Derivative Markets business at the time the deal closed. The results of the Derivative Markets business and the gain on the sale resulted in earnings of $86.0 million net of taxes, or $0.74 per diluted share, during the fourth quarter of 2004.

For the fourth quarter of 2003, the company reported GAAP earnings of $10.0 million, or $0.08 per diluted share, which included a loss from discontinued operations of $16.4 million, or $0.14 per diluted share, representing the results of the Derivative Markets business segment. The company had GAAP net income from continuing operations of $26.3 million, or $0.22 per diluted share, for the fourth quarter of 2003.

Revenues from continuing operations for the fourth quarter of 2004 were $185.6 million, compared to $170.7 million for the fourth quarter of 2003.

“After a flat summer, market conditions improved in the last months of the year and helped Knight enjoy a healthy fourth quarter,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Trading Group. “While both of our business segments responded positively to the market rebound, the performance of our Asset Management segment, Deephaven, was exceptional. Equity Markets benefited from significant increases in both daily dollar volumes and trade volumes, although revenue capture remained at third quarter levels in the midst of a very competitive environment.”

	Q4 2004	Q4 2003
Revenues ($)	185,577,606	170,659,337
Net income from continuing operations ($)	22,595,492	26,330,605
Income (loss) from discontinued operations, net of tax ($)	85,954,320	(16,363,700)
Net income ($)	108,549,812	9,966,905
Net operating income from continuing operations per diluted share ($)	0.20	0.22
Diluted EPS from continuing operations ($)	0.20	0.22
Diluted EPS from discontinued operations ($)	0.74	(0.14)
Diluted EPS ($)	0.94	0.08
U.S. equity dollar value traded (in $ millions)	476,142	478,722
U.S. equity trades executed (in thousands)	55,681	52,226
Average daily U.S. equity trades (in thousands)	870	816
Nasdaq and Listed equity shares traded (in millions)	32,834	37,989
OTC Bulletin Board and Pink Sheet shares traded (in millions)	358,910	135,201
Average month-end balance of assets under management ($ millions)	3,584.7	1,547.9
Quarterly fund return to investors*	4.8%	5.0%

	2004	2003
Revenues ($)	625,750,354	545,908,762
Net (loss) income from continuing operations ($)	(9,511,769)	51,541,322
Income (loss) from discontinued operations, net of tax ($)	100,903,791	(13,016,202)
Net income ($)	91,392,022	38,525,120
Net operating income from continuing operations per diluted share ($)	0.42	0.52
Diluted EPS from continuing operations ($)	(0.08)	0.44
Diluted EPS from discontinued operations ($)	0.86	(0.11)
Diluted EPS ($)	0.78	0.33
U.S. equity dollar value traded (in $ millions)	1,730,658	1,560,007
U.S. equity trades executed (in thousands)	205,903	181,341
Average daily U.S. equity trades (in thousands)	817	720
Nasdaq and Listed equity shares traded (in millions)	125,243	138,082
OTC Bulletin Board and Pink Sheet shares traded (in millions)	1,349,856	305,303
Average month-end balance of assets under management ($ millions)	2,963.5	1,359.4
Annual fund return to investors*	6.5%	13.9%

*	Return represents the average return across all assets under management in the Deephaven Funds

Continuing Operations

Equity Markets

During the fourth quarter of 2004, the Equity Markets business segment, which consists of both domestic and international equity market-making and institutional sales operations, generated total revenues of $127.3 million compared to $140.9 million during the fourth quarter of 2003. In the fourth quarter, the Equity Markets business segment reported an operating gain of approximately $4.5 million net of taxes, which represents operating gains of approximately $5.8 million from domestic equity markets and a loss of $1.3 million from our London operations.

“I believe Knight’s client efforts continue to drive the success of our Equity Markets business,” Mr. Joyce said. “Our penetration of the institutional market continues, and we are building a reputation for providing superior service, especially among those smaller firms who may be overlooked by our competitors. We understand that it’s not solely trade execution that generates repeat business from institutions. That’s why we continue to emphasize one-on-one relationships with our clients. Meanwhile, high-quality, customizable executions continue to be the reason our broker-dealer clients return to trade with Knight.”

Included within the results of our Equity Markets business segment is an approximate $4 million reserve, net of taxes, or $6.5 million pre-tax, representing the amount the company believes it is owed by a counterparty in a trading dispute. The reserve reduced net trading revenues by $6.5 million during the fourth quarter of 2004. The company believes it has a meritorious claim against the counterparty in this matter and is pursuing remedies to recover the funds.

The results of our Equity Markets business segment for the fourth quarter of 2004 also included a benefit of approximately $2 million, net of taxes, or $3.4 million pre-tax, for refunds received related to certain execution and clearance fees. These refunds reduced execution and clearance fees during the fourth quarter by $3.4 million. Additionally, during the fourth quarter of 2004 the company changed the classification of certain transaction-related regulatory fee expenses from offsetting net trading revenues to being recorded as an expense within execution and clearance fees. These regulatory fee expenses for the three months ended December 31, 2004 and 2003 were $3.6 million and $7.2 million, respectively. For the years ending December 31, 2004 and 2003, these regulatory fee expenses were $18.3 million and $23.0 million, respectively.

Asset Management

During the fourth quarter of 2004, the Asset Management business segment, Deephaven, generated $48.8 million in asset management fees, compared to $20.9 million in the same period a year ago. Asset Management had approximately $3.6 billion under management at December 31, 2004, compared to $1.6 billion at December 31, 2003.

“Deephaven produced impressive results this quarter as both a business segment and a corporate investment, contributing a total of $0.16 to Knight’s earnings per diluted share,” Mr. Joyce said. “We have always been confident that we have the right people in place to make our Asset Management business a success. Deephaven’s results reflect the strong operating leverage and earnings power of more than $3 billion of assets under management. Furthermore, Deephaven remains a prudent place to keep a portion of our cash while we seek strategic investments.”

During the fourth quarter of 2004, there was a net inflow of approximately $84 million in assets under management. The company’s investment in the Deephaven funds returned $9.0 million pre-tax during the fourth quarter of 2004, up from pre-tax earnings of $8.8 million in the fourth quarter of 2003. At the end of the fourth quarter of 2004, the company had $215.3 million invested in the Deephaven funds.

On January 1, 2005, Knight invested an additional $100 million in the Deephaven funds, bringing the total corporate investment to $315 million.

Discontinued Operations

Derivative Markets

For the fourth quarter and full year of 2004, the results of the Derivative Markets business segment were presented net of taxes within discontinued operations. The business segment results principally consist of the gain on the sale of the Derivative Markets business as well as the earnings of its options market-making and option specialist operations through the period ended December 9, 2004, the date of the sale.

The gain on the sale of the Derivative Markets business, net of transaction costs and taxes, was approximately $80.9 million, or $0.70 per diluted share, in the fourth quarter of 2004. Additionally, in the fourth quarter, through the date of the sale, the Derivative Markets business segment reported a gain from its operations, net of taxes, of approximately $5.0 million, or $0.04 per diluted share. In total, during the fourth quarter, the company had net income from discontinued operations of $86.0 million, or $0.74 per diluted share, from its Derivative Markets business segment.

Liquidity and Stock Repurchase Plan

The company had $854.5 million in stockholders’ equity as of December 31, 2004, equivalent to a book value of $7.26 per diluted share. As of December 31, 2004, the company had $445.5 million in cash and cash equivalents within its continuing operations and a $215.3 million investment in funds managed by Deephaven, its Asset Management business segment.

In December 2004, the company paid approximately $79 million relating to its settlement with the U.S. Securities and Exchange Commission and NASD. The settlement, as previously announced on December 16, 2004, involved the company’s over-the-counter trading subsidiary Knight Securities, L.P., renamed Knight Equity Markets, L.P. The company took a pre-tax charge of approximately $79 million in the second quarter of 2004 relating to the settlement.

During the fourth quarter of 2004, the company repurchased 2.7 million shares for approximately $30 million under the company’s $250 million stock repurchase program. To date, the company has repurchased 21.7 million shares for $151 million. The company cautions that there are no assurances that any further repurchases may actually occur.

On December 15, 2004, Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group, was elected Chairman of the Board of the company. As a result of an amendment to the company’s by-laws and his election as Chairman of the Board, Mr. Joyce voluntarily relinquished his title as President of the company, effective immediately. The company has no plans to fill this position at this time.

Copies of this earnings release and other information on the company can be obtained via the Internet at the company’s Web site. The company will conduct its fourth quarter 2004 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Standard Time (EST) today, January 20, 2005. The conference call will be Webcast live at 9:00 a.m. (EST) for all investors and interested parties on Knight’s Web site. In addition, the company will release its monthly volume statistics for December 2004 before the start of trading today on Knight’s Web site.

* * *

About Knight Trading Group

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in equities. A leading trade execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the equity market. Knight also operates an asset management business for institutions and high net worth individuals. To be a valued partner, Knight strives to provide superior client service and will continue to tailor its offering to meet the needs of its clients. More information about Knight can be obtained at www.knight.com.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its net income (loss) amounts for certain reporting periods before charges, writedowns and results of discontinued operations to assist the reader in understanding the impact of these charges, writedowns and results of discontinued operations on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Greta Morley
Senior Managing Director,	Assistant Vice President,
Corporate Communications & Investor Relations	Marketing Communications & Public Relations
201-557-6954 or	201-557-6948 or gmorley@knighttrading.com
mwyrwas@knighttrading.com

Kara Fitzsimmons	Molly McDowell
Vice President,	Analyst,
Corporate Communications	Corporate Communications & Investor Relations
201-356-1523 or	201-356-1723 or mmcdowell@knighttrading.com
kfitzsimmons@knighttrading.com

KNIGHT TRADING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS*

(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2004	2003	2004	2003
REVENUES
Net trading revenue	$53,123,498	$82,824,257	$250,992,997	$290,937,517
Commissions and fees	72,206,052	54,826,980	276,010,852	163,147,122
Asset management fees	48,814,379	20,917,161	77,658,193	57,903,057
Interest and dividends, net	1,818,167	1,112,771	4,647,059	3,657,050
Investment income and other	9,615,510	10,978,168	16,441,253	30,264,016

Total revenues	185,577,606	170,659,337	625,750,354	545,908,762

EXPENSES
Employee compensation and benefits	76,086,322	56,362,839	244,549,546	206,860,453
Execution and clearance fees	23,300,602	31,980,992	111,787,940	102,658,908
Soft dollar and commission recapture expense	15,795,557	6,246,856	60,117,556	9,985,651
Payments for order flow	9,215,539	10,175,253	36,632,317	32,178,913
Communications and data processing	7,312,818	6,655,025	28,896,451	27,991,441
Depreciation and amortization	3,325,185	4,180,787	14,045,623	19,201,293
Occupancy and equipment rentals	3,781,636	4,169,113	16,599,072	16,892,380
Professional fees	3,353,340	1,980,290	14,914,772	10,993,116
Business development	2,347,014	2,189,880	8,268,973	7,159,726
Writedown of assets and lease loss accrual	312,192	(204,898)	3,810,453	16,507,981
Regulatory charges and related matters	141,732	—	79,341,732	—
Other	2,725,922	4,117,985	6,844,290	11,151,856

Total expenses	147,697,859	127,854,122	625,808,725	461,581,718

Income (loss) from continuing operations before income taxes	37,879,747	42,805,215	(58,371)	84,327,044
Income tax expense	15,284,255	16,474,610	9,453,398	32,785,722

Net income (loss) from continuing operations	22,595,492	26,330,605	(9,511,769)	51,541,322
Income (loss) from discontinued operations, net of tax	85,954,320	(16,363,700)	100,903,791	(13,016,202)

Net income	$108,549,812	$9,966,905	$91,392,022	$38,525,120

Basic earnings per share from continuing operations	$0.20	$0.23	$(0.08)	$0.46

Diluted earnings per share from continuing operations	$0.20	$0.22	$(0.08)	$0.44

Basic earnings per share from discontinued operations	$0.77	$(0.15)	$0.90	$(0.12)

Diluted earnings per share from discontinued operations	$0.74	$(0.14)	$0.86	$(0.11)

Basic earnings per share	$0.98	$0.09	$0.81	$0.34

Diluted earnings per share	$0.94	$0.08	$0.78	$0.33

Shares used in computation of basic earnings per share	111,252,398	112,377,676	112,423,158	112,023,419

Shares used in computation of diluted earnings per share	115,578,444	120,780,923	117,636,085	117,749,743

*	Certain prior period amounts have been reclassified to conform to the current period presentation.

KNIGHT TRADING GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$445,539,282	$249,997,693
Securities owned, held at clearing brokers, at market value	254,473,209	201,238,570
Receivable from brokers and dealers	244,881,065	205,019,632
Receivable from discontinued operations	—	43,529,819
Investment in Deephaven sponsored funds	215,329,959	197,605,068
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	54,024,186	28,741,113
Strategic investments	29,266,796	20,496,876
Goodwill	19,182,248	16,665,074
Intangible assets, less accumulated amortization	11,546,528	11,952,000
Assets within discontinued operations	—	2,938,222,972
Other assets	117,305,578	87,879,509

Total assets	$1,391,548,851	$4,001,348,326

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$221,420,569	$173,118,793
Payable to brokers and dealers	88,480,788	26,813,012
Accrued compensation expense	123,664,383	94,224,406
Liabilities within discontinued operations	—	2,851,696,563
Accrued expenses and other liabilities	103,485,220	65,363,774

Total liabilities	537,050,960	3,211,216,548

Stockholders’ equity
Class A common shares	1,339,655	1,281,871
Additional paid-in-capital	427,451,712	370,897,405
Retained earnings	590,448,783	499,056,756
Treasury stock, at cost	(147,636,413)	(68,795,258)
Unamortized stock-based compensation	(17,105,846)	(12,308,996)

Total stockholders’ equity	854,497,891	790,131,778

Total liabilities and stockholders’ equity	$1,391,548,851	$4,001,348,326

KNIGHT TRADING GROUP, INC.

RECONCILIATION OF GAAP TO NON-GAAP DISCLOSURES*

Amounts in millions, except per share data

(Unaudited)

	For the three months ended December 31, 2004
	Equity Markets	Asset Management	Discontinued Operations	Total
GAAP NET INCOME	$4.2	$18.3	$86.0	$108.5

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.2	—	—	0.2
Regulatory charges and related matters	0.1	—	—	0.1
(Income) from discontinued operations	—	—	(86.0)	(86.0)

Net impact of adjustments	0.3	—	(86.0)	(85.7)

NET OPERATING INCOME FROM CONTINUING OPERATIONS	$4.5	$18.3	$—	$22.9

GAAP NET INCOME PER DILUTED SHARE	$0.04	$0.16	$0.74	$0.94

Adjustments, net of tax:
Writedown of assets and lease loss accrual	—	—	—	—
Regulatory charges and related matters	—	—	—	—
(Income) from discontinued operations	—	—	(0.74)	(0.74)

Net impact of adjustments	—	—	(0.74)	(0.74)

NET OPERATING INCOME FROM CONTINUING OPERATIONS PER DILUTED SHARE	$0.04	$0.16	$—	$0.20

	For the three months ended December 31, 2003
	Equity Markets	Asset Management	Discontinued Operations	Total
GAAP NET INCOME (LOSS)	$13.6	$12.7	$(16.4)	$10.0

Adjustments, net of tax:
Writedown of assets and lease loss accrual	(0.1)	—	—	(0.1)
Loss from discontinued operations	—	—	16.4	16.4

Net impact of adjustments	(0.1)	—	16.4	16.2

NET OPERATING INCOME FROM CONTINUING OPERATIONS	$13.5	$12.7	$—	$26.2

GAAP NET INCOME (LOSS) PER DILUTED SHARE	$0.11	$0.11	$(0.14)	$0.08

Adjustments, net of tax:
Writedown of assets and lease loss accrual	—	—	—	—
Loss from discontinued operations	—	—	0.14	0.14

Net impact of adjustments	—	—	0.14	0.14

NET OPERATING INCOME FROM CONTINUING OPERATIONS PER DILUTED SHARE	$0.11	$0.11	$—	$0.22

*	Totals may not add due to rounding.

KNIGHT TRADING GROUP, INC.

RECONCILIATION OF GAAP TO NON-GAAP DISCLOSURES*

Amounts in millions, except per share data

(Unaudited)

	For the year ended December 31, 2004
	Equity Markets	Asset Management	Discontinued Operations	Total
GAAP NET (LOSS) INCOME	$(33.4)	$23.9	$100.9	$91.4

Adjustments, net of tax:
Writedown of assets and lease loss accrual	2.2	—	—	2.2
Regulatory charges and related matters	56.5	—	—	56.5
(Income) from discontinued operations	—	—	(100.9)	(100.9)

Net impact of adjustments	58.7	—	(100.9)	(42.2)

NET OPERATING INCOME FROM CONTINUING OPERATIONS	$25.3	$23.9	$—	$49.2

GAAP NET (LOSS) INCOME PER DILUTED SHARE	$(0.28)	$0.20	$0.86	$0.78

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.02	—	—	0.02
Regulatory charges and related matters	0.48	—	—	0.48
(Income) from discontinued operations	—	—	(0.86)	(0.86)

Net impact of adjustments	0.50	—	(0.86)	(0.36)

NET OPERATING INCOME FROM CONTINUING OPERATIONS PER DILUTED SHARE	$0.22	$0.20	$—	$0.42

	For the year ended December 31, 2003
	Equity Markets	Asset Management	Discontinued Operations	Total
GAAP NET INCOME (LOSS)	$20.1	$31.5	$(13.0)	$38.5

Adjustments, net of tax:
Writedown of assets and lease loss accrual	9.7	—	—	9.7
Loss from discontinued operations	—	—	13.0	13.0

Net impact of adjustments	9.7	—	13.0	22.7

NET OPERATING INCOME FROM CONTINUING OPERATIONS	$29.8	$31.5	$—	$61.3

GAAP NET INCOME (LOSS) PER DILUTED SHARE	$0.17	$0.27	$(0.11)	$0.33

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.08	—	—	0.08
Loss from discontinued operations	—	—	0.11	0.11

Net impact of adjustments	0.08	—	0.11	0.19

NET OPERATING INCOME FROM CONTINUING OPERATIONS PER DILUTED SHARE	$0.25	$0.27	$—	$0.52

*	Totals may not add due to rounding.